EXHIBIT 3
                                                                     Page 1 of 2
                                CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (thousands)



                            Twelve Months   Twelve Months     Twelve Months
                                Ended            Ended            Ended
                            July 31, 1999  August 31, 1999  September 30, 1999
                            -------------  ---------------  ------------------
      AFFILIATES
-----------------------
CPL                            $ 131,896       $ 130,967            $ 132,297
PSO                               81,323          80,346               80,042
SWEPCO                            98,940          98,991               99,231
WTU                               45,876          45,835               46,235
                            -------------  ---------------  ------------------

           Total Affiliates:   $ 358,035       $ 356,139            $ 357,805
                            =============  ===============  ==================

    NON-AFFILIATES
-----------------------
Texas - New Mexico Power        $  53,386      $  53,973            $  54,266
Reliant Energy HL&P               457,777        456,933              456,105
                            -------------  ---------------  ------------------

                                $ 511,163      $ 510,906            $ 510,371
                            -------------  ---------------  ------------------
 Reliant Energy HL&P Receivables
  sold to Third parties                 0              0                    0
                            -------------  ---------------  ------------------

       Total Non-Affiliates:    $ 511,163      $ 510,906            $ 510,371
                            =============  ===============  ==================

Over/(Under) 50% Restriction    $ 153,128      $ 154,767            $ 152,566
                            =============  ===============  ==================



                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                            Twelve Months   Twelve Months     Twelve Months
                                Ended            Ended            Ended
                            July 31, 1999  August 31, 1999  September 30, 1999
                            -------------  ---------------  ------------------
OTHER NON-AFFILIATES:
Texas - New Mexico Power        $  45,349      $  45,433            $  45,263
Temporary Relief Provision        100,000        100,000              100,000
                            -------------  ---------------  ------------------
Over/(Under) Temporary Relief
 Provision                      $ (54,651)     $ (54,567)           $ (54,737)
                            =============  ===============  ==================

Reliant Energy HL&P             $ 364,597      $ 364,588            $ 368,477
Temporary Relief Provision        450,000        450,000              450,000
                            -------------  ---------------  ------------------
Over/(Under) Temporary Relief
 Provision                      $ (85,403)     $ (85,412)           $ (81,523)
                            =============  ===============  ==================

                                                                       EXHIBIT 3
                                                                     Page 2 of 2

                                   CSW CREDIT, INC.
                                  BAD DEBT WRITE-OFFS
                                      (thousands)



                             July 31, 1999   August 31,1999   September 30, 1999
                            ---------------  --------------   ------------------

NON-AFFILIATES
----------------------
Texas - New Mexico Power          $ 164           $  99             $ 192
 Reliant Energy HL&P                576             458               735
                            ---------------  --------------   ------------------

      Total  Non-Affiliates:      $ 740           $ 557             $ 927
                            ===============  ===============  ==================